EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-80450, 333-91863 and 333-126924) and Form S-3 (Nos. 333-181984, 333-176290, 333-160433, 333-128160, 333-39365 and 33-99736) of Tanger Factory Outlet Centers, Inc. of our report dated February 27, 2013, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Greensboro, North Carolina
February 27, 2013